UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)
☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant
CHECK THE APPROPRIATE BOX:
☑	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Bed Bath & Beyond Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)
PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

650 Liberty Avenue,
Union, NJ 07083
Dear Fellow Shareholders:
You are cordially invited to attend a Special Meeting of Shareholders (“Special Meeting”) of Bed Bath & Beyond Inc., a New York corporation (the “Company,” “we” or “us”), which will be held virtually at [•], Eastern Daylight Time on [•], 2023, at www.virtualshareholdermeeting.com/2023SM, to consider and vote upon the following proposals:
1.
An amendment to the Company’s Amended and Restated Certificate of Incorporation to effect, at the discretion of the Board of Directors (the “Board”), a reverse stock split of the Company’s common stock, par value $0.01 per share, at a ratio in the range of 1-for-10 to 1-for-20, with such ratio to be determined at the discretion of the Board (the “Reverse Split Proposal”).

2.
The adjournment of the Special Meeting, if necessary or appropriate, to permit further solicitation of additional proxies if there are insufficient votes to approve the Reverse Split Proposal (the “Adjournment Proposal”).

The Board unanimously recommends that you vote “FOR” the Reverse Split Proposal and “FOR” the Adjournment Proposal.
The Board has fixed the close of business on March 27, 2023 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting or any postponement or adjournment thereof. Accordingly, only shareholders of record at the close of business on the Record Date are entitled to notice of, and shall be entitled to vote at, the Special Meeting or any postponement or adjournment thereof.
Please review in detail the attached notice and proxy statement, which are first being mailed to our shareholders on or about [•], 2023. Your vote is very important to us regardless of the number of shares you own. Whether or not you plan to attend the Special Meeting virtually, we urge you to vote as soon as possible by authorizing a proxy as described in the enclosed materials to ensure that your shares are represented at the Special Meeting. You may vote online, via telephone or by mail by following the instructions on the proxy card or voting instruction form sent to you. If you attend the Special Meeting and wish to change your proxy vote, you may do so by voting virtually at the Special Meeting.
Sincerely,

Sue Gove
President & Chief Executive Officer

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
OF BED BATH & BEYOND INC.
Items of Business	Board Voting Recommendations

DATE AND TIME

[•], 2023
[•]
Eastern Daylight Time

VIRTUAL MEETING
LOCATION

www.virtual
shareholder
meeting.com
/2023SM

WHO CAN VOTE

You can vote if you were a shareholder of record as of the close of business on March 27, 2023.

PRINCIPAL
EXECUTIVE
OFFICE

650 Liberty Avenue,
Union, NJ 07083

PROPOSAL 1	FOR

To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect, at the discretion of the Board of Directors (the “Board”), a reverse stock split of the Company’s common stock, par value $0.01 per share, at a ratio in the range of 1-for-10 to 1-for-20, with such ratio to be determined at the discretion of the Board (the “Reverse Split Proposal”).

PROPOSAL 2	FOR

To approve the adjournment of the Special Meeting of Shareholders, if necessary or appropriate, to permit further solicitation of additional proxies if there are insufficient votes to approve the Reverse Split Proposal (the “Adjournment Proposal”).

Proxy Voting

  It is important that your shares be represented and voted at the Special Meeting of Shareholders (the “Special Meeting”) of Bed Bath and Beyond Inc. (the “Company,” “we” or “us”), a New York corporation. Whether or not you plan to attend the Special Meeting, we urge you to vote online, via telephone or by mail, in each case prior to the date of the Special Meeting by following the instructions in the proxy statement. Proxies are being solicited by the Board to be used at the Special Meeting.

  The Special Meeting will be in a virtual-only meeting format. Shareholders will be able to listen, vote and submit questions online by visiting www.virtualshareholdermeeting.com/2023SM. Please retain the 16-digit control number included on your proxy card or in the voting instructions that accompanied your proxy materials as you will need this number to attend the meeting virtually, vote at the meeting or submit a question to management at the meeting. We have designed the virtual meeting to offer the same participation opportunities as an in-person meeting.

By Order of the Board of Directors

Harriet Edelman
Chair of the Board of Directors
[•], 2023
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be Held on [•], 2023: Pursuant to the rules of the Securities and Exchange Commission (the “SEC”), with respect to the Special Meeting, we have elected to utilize the “full set delivery” option of providing paper copies of all of our proxy materials by mail. The Notice of Special Meeting of Shareholders and Proxy Statement are also available at www.proxyvote.com.

650 Liberty Avenue,
Union, NJ 07083
PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS ON [•], 2023

This proxy statement and the accompanying Notice of Special Meeting of Shareholders and proxy card are being furnished to the shareholders of Bed Bath & Beyond Inc., a New York corporation (the “Company,” “we” or “us”), in connection with the solicitation by the Board of Directors of the Company (the “Board” or the “Board of Directors”) of proxies for use at the special meeting of shareholders (the “Special Meeting”) to be held virtually on [•], 2023 at [•] Eastern Daylight Time, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders.
We have opted to provide our materials pursuant to the “full set delivery option” in connection with the Special Meeting. Under the full set delivery option, a company delivers paper copies of all proxy materials to each shareholder. The approximate date on which the proxy materials will first be mailed to our shareholders is on or around [•], 2023. In addition to delivering proxy materials to shareholders, we must also post all proxy materials on a publicly accessible website and provide information to shareholders about how to access that website. Accordingly, you should have received our proxy materials by mail.
As indicated in the Notice of Special Meeting of Shareholders, the Special Meeting has been called to approve (i) an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect, at the discretion of the Board, a reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a ratio in the range of 1-for-10 to 1-for-20, with such ratio (the “Final Ratio”) to be determined at the discretion of the Board (the “Reverse Split Proposal”); and (ii) the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Reverse Split Proposal (the “Adjournment Proposal”). Please see the “Questions and Answers About These Proxy Materials and Voting” below for more details.
The Company needs to raise equity capital to have the necessary cash resources to fund operations and service obligations under our Amended and Restated Credit Agreement, dated August 9, 2021 (as amended or otherwise modified to date, the “Credit Agreement”). On March 30, 2023, we entered into a Sales Agreement (the “Sales Agreement”) with B. Riley Securities Inc. (“BRS”), as sales agent. Pursuant to the Sales Agreement, we may offer and sell from time to time shares of Common Stock having an aggregate offering price of up to $300,000,000. In addition, on March 30, 2023, we entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with B. Riley Principal Capital II, LLC (“BRP”). Pursuant to the Purchase Agreement, subject to the satisfaction of conditions therein, including the effectiveness of a registration statement on Form S-1 that we intend to file, we will have the right to sell to BRP up to the lesser of (i) $1,000,000,000 of Common Stock and (ii) an exchange cap (as defined in the Purchase Agreement).
As of the date of this proxy statement, we have available for future issuance approximately [•] shares of Common Stock. Based on recent trading prices of our Common Stock on The Nasdaq Stock Market, we may have insufficient shares of Common Stock available for issuance of all shares of Common Stock pursuant to the Sales Agreement or any shares of Common Stock pursuant to the Purchase Agreement if we fail to obtain shareholder approval for the Reverse Split Proposal. A failure to obtain shareholder approval for the Reverse Split Proposal will likely force us to file for bankruptcy.
The address of the principal executive offices of the Company is 650 Liberty Avenue, Union, NJ 07083.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these proxy materials?
You are receiving these proxy materials, including this Proxy Statement, the Notice of Special Meeting of Shareholders and the proxy card or voting instruction form, in connection with the solicitation of proxies by the Board for use at the Special Meeting to be held virtually on [•], 2023 at [•] Eastern Daylight Time, and all adjournments or postponements thereof. The Special Meeting will be held as a virtual meeting. You may attend the Special Meeting, vote and submit a question during the meeting by visiting www.virtualshareholdermeeting.com/2023SM. Please refer to “How do I attend the Special Meeting and submit questions or make comments?” below.
Why is the Company proposing the Reverse Split Proposal?
The Company needs to raise equity capital to have the necessary cash resources to fund operations and service obligations under our Credit Agreement. We presently owe approximately $101.5 million (excluding approximately $105.6 million in Letters of Credit) under our credit facilities and have approximately $11.5 million available to borrow. Without access to our revolving credit facility, we will not have the necessary cash resources for operations and we may not have the cash resources available to repay obligations, refinance such indebtedness on commercially reasonable terms, or at all, or to collateralize the letters of credit, and lenders under the Credit Agreement may exercise remedies against the collateral securing our obligations thereunder, all of which would have a material adverse effect on our business, financial condition, results of operations and liquidity. In such an event, we would likely be required to file for bankruptcy protection unless we obtain access to sufficient capital resources to satisfy our payment obligations under the credit facilities. We expect that we will likely file for bankruptcy protection and that our assets will likely be liquidated unless we are able to raise sufficient equity capital. We have engaged advisors to explore strategic alternatives, including, if needed, filing for bankruptcy protection. Holders of our common stock would not receive any recovery at all in a bankruptcy scenario.
On March 30, 2023, we entered into the Sales Agreement with BRS as sales agent. Pursuant to the Sales Agreement, we may offer and sell from time to time shares of Common Stock having an aggregate offering price of up to $300,000,000. In addition, on March 30, 2023, we entered into a Purchase Agreement with BRP. Pursuant to the Purchase Agreement, subject to the satisfaction of conditions therein, including the effectiveness of a registration statement on Form S-1 that we intend to file, we will have the right to sell to BRP up to the lesser of $1,000,000,000 of Common Stock and (ii) an exchange cap (as defined in the Purchase Agreement). As of the date of this proxy statement, we have available for future issuance approximately [•] shares of Common Stock. Based on recent trading prices of our Common Stock on The Nasdaq Stock Market, we may have insufficient shares of Common Stock available for issuance of all shares of Common Stock pursuant to the Sales Agreement or any shares of Common Stock pursuant to the Purchase Agreement if we fail to obtain shareholder approval for the Reverse Split Proposal. A failure to obtain shareholder approval for the Reverse Split Proposal will likely force us to file for bankruptcy.
How are proxy materials being made available to shareholders?
We have opted to provide our materials pursuant to the “full set delivery option” in connection with the Special Meeting. Under the full set delivery option, a company delivers paper copies of all proxy materials to each shareholder. The approximate date on which the proxy materials will first be mailed to our shareholders is on or around [•], 2023. In addition to delivering proxy materials to shareholders, we must also post all proxy materials on a publicly accessible website and provide information to shareholders about how to access that website. Accordingly, you should have received our proxy materials by mail. These proxy materials are also available at www.proxyvote.com.

What may I vote on?
You may vote on the following proposals.
Proposal 1	Description
The Reverse Split Proposal
To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect, at the discretion of the Board, a Reverse Stock Split at a ratio in the range of 1-for-10 to 1-for-20, with the Final Ratio to be determined at the discretion of the Board.

Proposal 2	Description
The Adjournment Proposal
To approve the adjournment of the Special Meeting, if necessary or appropriate, to permit further solicitation of additional proxies if there are insufficient votes to approve the Reverse Split Proposal.

THE BOARD RECOMMENDS THAT YOU VOTE:
•	“FOR” the Reverse Split Proposal; and
•	“FOR” the Adjournment Proposal.
Who may vote at the Special Meeting?
Holders of record of Common Stock at the close of business on March 27, 2023 are entitled to receive this notice and to vote their shares at the Special Meeting. As of that date, there were 428,098,624 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter properly brought before the Special Meeting.
Where will the Special Meeting be held?
The Special Meeting will be held virtually. We have scheduled the Special Meeting to be held virtually at www.virtualshareholdermeeting.com/2023SM on [•], 2023 at [•] Eastern Daylight Time. There will not be a physical location for the Special Meeting and you will not be able to attend the meeting in person. Shareholders will be able to listen, vote and submit questions online by visiting www.virtualshareholdermeeting.com/2023SM. Please retain the 16-digit control number included on your proxy card or in the voting instructions that accompanied your proxy materials as you will need this number to attend the meeting virtually. We have designed the virtual meeting to offer the same participation opportunities as an in-person meeting.

Who is entitled to attend the Special Meeting?
All of our shareholders of record as of the close of business on the record date, or their duly appointed proxy holders, may attend the Special Meeting online at www.virtualshareholdermeeting.com/2023SM. If you are not a shareholder of record but hold shares through a broker, bank or other nominee, you should contact your broker, bank, or other nominee as soon as possible, so that you can be provided with a control number and gain access to the meeting.
How do I attend the Special Meeting and submit questions or make comments?
If you are a registered holder of Common Stock, you do not need to register in advance to attend the Special Meeting. To be admitted to the Special Meeting at www.virtualshareholdermeeting.com/2023SM, you must enter the control number found on your proxy card. If you hold your shares in street name, contact your broker, bank, or other nominee as soon as possible, so that you can be provided with a control number and gain access to the meeting. Shareholders may vote electronically and submit questions online while attending the Special Meeting.
If you wish to submit a question or make a comment during the Special Meeting, you may log into the virtual meeting at www.virtualshareholdermeeting.com/2023SM and type a question into the “Ask a Question” field and click “Submit.” Shareholders may also submit questions in advance of the meeting by visiting www.proxyvote.com and selecting the “Submit Questions” option. Please have your control number available as you will need it when accessing www.proxyvote.com. Questions that are substantially similar may be grouped and answered to avoid repetition.
Questions or comments pertinent to meeting matters will be addressed during the Special Meeting, subject to time constraints. Questions or comments that relate to proposals that are not properly before the Special Meeting, relate to matters that are not proper subjects for action by shareholders, are irrelevant to the Company’s business, relate to material non-public information of the Company, relate to personal concerns or grievances, are derogatory to individuals or that are otherwise in bad taste, are in substance repetitious of a question or comment made by another shareholder, or are not otherwise suitable for the conduct of the Special Meeting as determined in the sole discretion of the Company, will not be answered.
How do I vote?
The Company encourages you to use the electronic means available to you to vote your shares. How you vote will depend on how you hold your shares of Common Stock.
Shareholders of Record
If your shares of Common Stock are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, you are considered the shareholder of record with respect to those shares, and the Notice of Special Meeting of Shareholders is being sent directly to you. If you hold restricted stock under the Company’s 2012 Incentive Compensation Plan, you are also considered the shareholder of record with respect to those shares. As the shareholder of record, you have the right to vote by proxy through any of the below methods:

Vote Online www.proxyvote.com	Vote by Phone 1-800-690-6903	Vote by Mail if you received a paper copy of the proxy materials Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717

Voting by any of these methods will not affect your right to attend the Special Meeting and vote online at www.virtualshareholdermeeting.com/2023SM. However, for those who will not be voting at the Special Meeting, your proxy must be received by no later than 11:59 P.M. Eastern Daylight Time on [•], 2023.
Beneficial Owners of Shares Held in Street Name
Most shareholders of our Company hold their shares through a stockbroker, bank or other nominee, rather than directly in their own name. If you hold your shares in one of these ways, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker on how to vote. Your broker or nominee has enclosed a voting instruction form for you to use in directing the broker or nominee on how to vote your shares. If you hold your shares through a New York Stock Exchange member brokerage firm, such member brokerage firm has the discretion to vote shares held on your behalf with respect to each proposal, as more fully described under “What is a broker ‘non-vote’?”
What if I have trouble accessing the Special Meeting?
Technical support will be available by phone to address any technical difficulties beginning 15 minutes before the start time of the Special Meeting and will remain available until the meeting has ended. The phone numbers for contacting technical support will be posted on the log-in page for the virtual meeting at www.virtualshareholdermeeting.com/2023SM.
Can I change or revoke my vote after I submit my proxy?
Yes. If you are the shareholder of record, you may revoke your proxy before it is exercised by doing any of the following:
•	sending a letter to the Company stating that your proxy is revoked;
•	delivering a later-dated proxy to the Company (either in writing, by telephone or online); or
•	attending the Special Meeting virtually and voting by ballot.
Beneficial owners should contact their broker or nominee for instructions on changing their vote.
How many votes must be present to hold the Special Meeting?
A “quorum” is necessary to hold the Special Meeting. The holders of a majority of the votes of shares issued and outstanding of Common Stock entitled to vote at the Special Meeting, represented in person or by proxy, shall constitute a quorum. 214,049,313 shares of Common Stock will constitute quorum for purposes of the Special Meeting. They may be present at the Special Meeting or represented by proxy. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum but are not counted for purposes of determining any of the proposals to be voted on.

How many votes are needed to approve the proposals?
Proposal 1	Description	Votes Required	Effect of Abstentions	Effect of Broker Non-Votes
The Reverse Split Proposal
To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect, at the discretion of the Board, a Reverse Stock Split at a ratio in the range of 1-for-10 to 1-for-20, with the Final Ratio to be determined at the discretion of the Board
		“FOR” vote of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting	“AGAINST” vote	Not applicable(1)
Proposal 2	Description	Votes Required	Effect of Abstentions	Effect of Broker Non-Votes
The Adjournment Proposal
To approve an adjournment of the Special Meeting of Shareholders, if necessary or appropriate, to permit further solicitation of additional proxies if there are insufficient votes to approve the Reverse Split Proposal
		“FOR” vote of a majority of the votes cast at the Special Meeting by the holders of Common Stock entitled to vote at the Special Meeting	No effect	Not applicable(1)
(1)
As described below under “What is a broker “non-vote”?”, the Company expects that the Reverse Split Proposal and the Adjournment Proposal will each be treated as a routine matter, which means that your broker or other nominee will have discretionary authority to vote your shares held in street name on this matter. Accordingly, if you do not instruct your broker or nominee to vote your shares, the broker or other nominee may either (a) vote your shares on routine matters, or (b) leave your shares unvoted altogether. If the proposals are treated as routine matters as expected, broker non-votes should not occur with respect to these matters in connection with the Special Meeting.

A “FOR” vote by a “majority of votes cast” means that the number of shares voted “FOR” exceeds the number of votes “AGAINST.” Abstentions and broker non-votes shall not constitute votes “FOR” or votes “AGAINST.”
What is an abstention?
An abstention is a properly signed proxy card which is marked “Abstain.”
What is a broker “non-vote”?
A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. A bank, broker or other nominee holding the shares of Common Stock in “street name” for a beneficial owner has discretion (but is not required) to vote the client’s share of Common Stock with respect to “routine” matters if the client does not provide voting instructions. The broker or other nominee, however, is not permitted to vote the client’s share of Common Stock with respect to “non-routine” matters without voting instructions. A “broker non-vote” occurs when the broker or other nominee does not vote on a particular proposal because that broker or other nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.
The Company expects that the Reverse Split Proposal and the Adjournment Proposal will each be treated as a routine matter, which means that your broker or other nominee will have discretionary authority to vote your shares held in street name on this matter. Accordingly, if you do not instruct your broker or nominee to vote your shares, the broker or other nominee may either (a) vote your shares on routine matters, or (b) leave your shares unvoted altogether. If the proposals are treated as routine matters as expected, broker non-votes should not occur with respect to these matters in connection with the Special Meeting.

What if I receive more than one proxy card and/or voting instruction?
This means that you have multiple accounts holding shares of the Company. These may include shares held by the administrator of our employee stock purchase plan and accounts with a broker, bank or other holder of record. In order to vote all of the shares held by you in multiple accounts, you will need to vote the shares held in each account separately. Please follow the voting instructions provided on each proxy card to ensure that all of your shares are voted.
Will my shares be voted if I do not vote?
If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, they will not be counted if you do not vote.
If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares, the Company expects that the Reverse Split Proposal and the Adjournment Proposal will each be treated as a routine matter, which means that your broker or other nominee will have discretionary authority to vote your shares held in street name on this matter. Accordingly, if you do not instruct your broker or nominee to vote your shares, the broker or other nominee may either (a) vote your shares on routine matters, or (b) leave your shares unvoted altogether. If they are treated as routine matters as expected, broker non-votes should not occur with respect to these matters in connection with the Special Meeting. Please refer to “What is a broker “non-vote”?” above for more information.
What if I do not specify how my shares are to be voted on the proxy card?
Proxy cards that are executed and returned without any designated voting direction will be voted “FOR” each proposal.
Where can I find the voting results of the Special Meeting?
The preliminary voting results will be announced at the Special Meeting, and we will publish final results in a Current Report on Form 8-K filed with the SEC within four business days of the Special Meeting.
Will any other matters be acted on at the Special Meeting?
According to the Company’s Amended and Restated Bylaws, no matters may properly be brought before the Special Meeting, except as specified in the Notice of Special Meeting of Shareholders.
Who pays for this proxy solicitation?
The Company will pay the expenses of soliciting proxies. In addition to the use of the mail, proxies may be solicited by personal interviews or by telephone, telecommunications or other electronic means by our directors, officers and employees at no additional compensation. We have retained Innisfree M&A Incorporated to assist in proxy solicitation for the Special Meeting at an estimated cost of $25,000 plus expenses. Arrangements will be made with brokerage houses, banks and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Common Stock, and we will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.
Householding of proxy materials
Unless we have received contrary instructions, we are mailing one copy of the proxy materials (other than the proxy card) to record holders who have the same address and last name. Such record holders will continue to receive separate proxy cards. We refer to this practice as householding.
If you are a record holder who participates in householding and wish to receive separate copies of the proxy materials for the Special Meeting, then please contact the Company’s Investor Relations Department at 650 Liberty Avenue, Union, New Jersey 07083, or by emailing ir@bedbath.com. We will promptly deliver separate copies of the proxy materials for the Special Meeting upon receiving your request.
If you are a record holder who is eligible for householding and do not currently participate in the program but would like to, then please contact Investor Relations at the address or phone number indicated above.

If you are a beneficial owner, then please contact your stockbroker, bank or other holder of record to receive one or more separate copies of the proxy materials.
Whom should I contact with other questions?
If you have questions about how to vote or direct a vote in respect of your shares or about the proposals, or if you need additional copies of the proxy statement or proxy card, you may contact Innisfree M&A Incorporated at:
Innisfree M&A Incorporated
Stockholders may call toll free: (877) 800-5192
Banks and Brokers may call collect: (212) 750-5833
You may also contact the Company at:
Bed Bath & Beyond Inc.
650 Liberty Avenue, Union,
New Jersey 07083
Attention: Investor Relations Dept.
Email: ir@bedbath.com
These documents are also available in the Investor Relations section of our website at www.bedbathandbeyond.com.

THE SPECIAL MEETING
Date, Time and Place of the Special Meeting
The Special Meeting will be held virtually. We have scheduled the Special Meeting to be held virtually at www.virtualshareholdermeeting.com/2023SM on [•], 2023 at [•] Eastern Daylight Time. There will not be a physical location for the Special Meeting and you will not be able to attend the meeting in person. Shareholders will be able to listen, vote and submit questions online by visiting www.virtualshareholdermeeting.com/2023SM. Please retain the 16-digit control number included on your proxy card or in the voting instructions that accompanied your proxy materials as you will need this number to attend the meeting virtually. We have designed the virtual meeting to offer the same participation opportunities as an in-person meeting.
Shareholders of Record
If your shares of Common Stock are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, you are considered the shareholder of record with respect to those shares, and the Notice of Special Meeting of Shareholders is being sent directly to you. If you hold restricted stock under the Company’s 2012 Incentive Compensation Plan, you are also considered the shareholder of record with respect to those shares. As the shareholder of record, you have the right to vote by proxy through any of the below methods:

Vote Online www.proxyvote.com	Vote by Phone 1-800-690-6903	Vote by Mail if you received a paper copy of the proxy materials Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717
Voting by any of these methods will not affect your right to attend the Special Meeting and vote online at www.virtualshareholdermeeting.com/2023SM. However, for those who will not be voting at the Special Meeting, your proxy must be received by no later than 11:59 P.M. Eastern Daylight Time on [•], 2023.
Beneficial Owners of Shares Held in Street Name
If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. If your shares are held in street name, and you would like to vote your shares online at the Special Meeting, you must request and obtain a valid legal proxy from your bank or broker that gives you the right to vote the shares at the Special Meeting.
Record Date and Quorum
Shareholders of record of Common Stock, at the close of business on March 27, 2023 (the “Record Date”) are entitled to notice of, and to vote at, the Special Meeting. At the close of business on March 27, 2023, we had 428,098,624 outstanding shares of Common Stock, the holders of which are entitled to one vote per share on each matter properly brought before the Special Meeting. There was no other class of voting securities outstanding on such date.
In order for business to be conducted, a quorum must be present at the Special Meeting. The holders of a majority of the votes of shares issued and outstanding of Common Stock entitled to vote at the Special Meeting, represented in person or by proxy, shall constitute a quorum. At the Special Meeting, abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

Required Vote
The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting is required to approve the Reverse Split Proposal. The affirmative vote of a majority of the votes cast at the Special Meeting by the holders of Common Stock entitled to vote at the Special Meeting is required to approve the Adjournment Proposal. An abstention, which is a properly signed proxy card which is marked “Abstain,” will have the effect of a vote “Against” the Reverse Split Proposal and will have no effect on the Adjournment Proposal.
Voting
You may vote online, via telephone or by mail by following the instructions on the proxy card or voting instruction form sent to you. Voting by any of these methods will not affect your right to attend the Special Meeting and vote online at www.virtualshareholdermeeting.com/2023SM. However, for those who will not be voting at the Special Meeting, your proxy must be received by no later than 11:59 P.M. Eastern Daylight Time on [•], 2023.
The shares of Common Stock represented by all valid proxies in the enclosed form will be voted if received in time for the Special Meeting in accordance with the specifications, if any, made on the proxy card. Votes may be cast “FOR,” “AGAINST” or “ABSTAIN” on each proposal. Proxy cards that are executed and returned without any designated voting direction will be voted “FOR” each proposal. If no instructions are indicated on the proxy, such shares will be voted (i) “FOR” the Reverse Split Proposal and (ii) “FOR” the Adjournment Proposal.
Each share of Common Stock represented is entitled to one vote on all matters properly brought before the Special Meeting.
Revocability of Proxies
If you are the shareholder of record, you may revoke your proxy before it is exercised by (i) sending a letter to the Company stating that your proxy is revoked, (ii) delivering a later-dated proxy to the Company (either in writing, by telephone or online) or (iii) attending the Special Meeting virtually and voting by ballot.
Beneficial owners should contact their broker or nominee for instructions on changing their vote.
Broker Non-Votes
A bank, broker or other nominee holding the shares of Common Stock in “street name” for a beneficial owner has discretion (but is not required) to vote the client’s share of Common Stock with respect to “routine” matters if the client does not provide voting instructions. The broker or other nominee, however, is not permitted to vote the client’s share of Common Stock with respect to “non-routine” matters without voting instructions. A “broker non-vote” occurs when the broker or other nominee does not vote on a particular proposal because that broker or other nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.
The Company expects that the Reverse Split Proposal and the Adjournment Proposal will each be treated as a routine matter, which means that your broker or other nominee will have discretionary authority to vote your shares held in street name on this matter. Accordingly, if you do not instruct your broker or nominee to vote your shares, the broker or other nominee may either (a) vote your shares on routine matters, or (b) leave your shares unvoted altogether. If the proposals are treated as routine matters as expected, broker non-votes should not occur with respect to these matters in connection with the Special Meeting.
Important Notice Regarding the Availability of this Proxy Statement
We have opted to provide our materials pursuant to the “full set delivery option” in connection with the Special Meeting. Under the full set delivery option, a company delivers paper copies of all proxy materials to each shareholder. The approximate date on which the proxy materials will first be mailed to our shareholders is on or about [•], 2023. In addition to delivering proxy materials to shareholders, we must also post all proxy materials on a publicly accessible website and provide information to shareholders about how to access that website. Accordingly, the proxy materials will be available at www.proxyvote.com and you should have received our proxy materials by mail.

Solicitation of Proxies
The Company will pay the expenses of soliciting proxies. In addition to the use of the mail, proxies may be solicited by personal interviews or by telephone, telecommunications or other electronic means by our directors, officers and employees at no additional compensation.
We have retained Innisfree M&A Incorporated to assist in proxy solicitation for the Special Meeting at an estimated cost of $25,000 plus expenses. Arrangements will be made with brokerage houses, banks and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Common Stock, and we will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.
No Right of Appraisal
Neither New York law, nor our Amended and Restated Certificate of Incorporation nor our Amended and Restated Bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with any of the Proposals to be voted upon at the Special Meeting. Accordingly, our shareholders will have no right to dissent and obtain payment for their shares.

PROPOSAL 1
THE REVERSE SPLIT PROPOSAL
The Board has unanimously adopted and is submitting for shareholder approval an amendment to our Amended and Restated Certificate of Incorporation to effect, at the discretion of the Board, a Reverse Stock Split at a ratio in the range of 1-for-10 to 1-for-20, with the Final Ratio to be determined at the discretion of the Board. Depending on the Final Ratio determined by the Board, no fewer than every 10 and no more than every 20 shares of Common Stock, including shares held in our treasury, will be combined into one share of Common Stock at the Effective Time (as defined below). The purpose of seeking shareholder approval of the Reverse Stock Split within the range set forth above (rather than a fixed ratio) is to provide the Company with the flexibility to achieve the desired results of the Reverse Stock Split. The Board believes it is in the best interests of the Company and our shareholders to grant such approval. If the shareholders approve the Reverse Split Proposal, the Board, in its discretion, may elect to effect the Reverse Split Proposal, or the Board may determine in its discretion not to proceed with the Reverse Split Proposal. The Reverse Stock Split will only be effected after the Board (or a duly authorized committee of the Board) authorizes the filing of a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of New York and upon the filing and effectiveness of such Amendment (the “Effective Time”). The form of the proposed Amendment is attached to this proxy statement as Annex A. The Board reserves the right to abandon the Reverse Split Proposal without further action by our shareholders at any time before the Effective Time, even if shareholders approve such amendment at the Special Meeting.
Reason for the Reverse Split Proposal
The Board recommends that the shareholders approve the Reverse Split Proposal for the following reasons.
The Company may be unable to avoid bankruptcy if the Reverse Split Proposal fails to obtain shareholder approval. We need to raise equity capital to have the necessary cash resources to fund operations and service obligations under our Credit Agreement. As of the date of this proxy statement, we have available for future issuance approximately [•] shares of Common Stock. Based on recent trading prices of our Common Stock on The Nasdaq Stock Market, we may have insufficient shares of Common Stock available for issuance of all shares of Common Stock pursuant to the Sales Agreement or any shares of Common Stock pursuant to the Purchase Agreement if we fail to obtain shareholder approval for the Reverse Split Proposal. A failure to obtain shareholder approval for the Reverse Split Proposal will likely force us to file for bankruptcy as we will have insufficient Common Stock to enable us to raise additional equity financing.
Current and Future Equity Financing. As of the Record Date, we had approximately 294,116,995 authorized shares of Common Stock available for future issuance. As of March 31, 2023, we had approximately [•] authorized shares of Common Stock available for future issuance. We do not believe that this is sufficient to meet our current and future equity financing requirements. On March 30, 2023, we entered into the Sales Agreement with BRS as sales agent. Pursuant to the Sales Agreement, we may offer and sell from time to time shares of Common Stock having an aggregate offering price of up to $300,000,000. In addition, on March 30, 2023, we entered into a Purchase Agreement with BRP. Pursuant to the Purchase Agreement, subject to the satisfaction of conditions therein, including the effectiveness of a registration statement on Form S-1 that we intend to file, we will have the right to sell to BRP up to the lesser of ($1,000,000,000 of Common Stock and (ii) an exchange cap (as defined in the Purchase Agreement). Based on recent trading prices of our Common Stock on The Nasdaq Stock Market, we may have insufficient shares of Common Stock available for issuance of all shares of Common Stock pursuant to the Sales Agreement or any shares of Common Stock pursuant to the Purchase Agreement if we fail to obtain shareholder approval for the Reverse Split Proposal. We are required to have sufficient authorized shares of Common Stock to be issued in connection with the Sales Agreement and the Purchase Agreement. The Board believes that the Reverse Split Proposal, which would have the effect of decreasing the number of outstanding shares of Common Stock by a ratio in the range of 1-for-10 to 1-for-20, as the case may be based on the Final Ratio determined by the Board, would enable us to have sufficient authorized shares of Common Stock as required under the the Sales Agreement and the Purchase Agreement and in the event the Company seeks other future equity financing opportunities.
Improve Perception of Common Stock as an Investment Security. The Board believes that the Reverse Stock Split will likely result in a higher per share trading price, which is intended to generate greater investor interest in the Company and improve the marketability of the shares to a broader range of investors. In addition, our Board believes that the reduction in outstanding shares of Common Stock will bring our outstanding share count into better alignment with companies in our industry with comparable revenue and aggregate market capitalization. Further, we expect to realize meaningful savings in stock exchange listing, shareholder meeting costs and other administrative fees as a result of the reduction in outstanding shares of Common Stock.
Appeal to a Broader Range of Investors to Generate Greater Investor Interest in the Company. The Board believes that the expected increase in the stock price as a result of the Reverse Stock Split would help increase broker interest in Common Stock. We believe a higher share price could make our Common Stock more attractive to a broader range of investors, as we believe that the current market price of our Common Stock may affect its acceptability to certain professional investors and other members of the investing public. In particular, we believe that an increased share price would enable us to attract additional institutional investors and investment funds who may not consider purchasing our Common Stock due to our low trading price. For example, certain institutional investors and investment funds may be reluctant to invest, and in some cases may be prohibited from investing, in lower-priced stocks, and brokerage firms may be reluctant to recommend lower-priced stocks to their clients. Further, the nature of trading commissions, which are often set at a fixed price, tend to have an adverse impact on holders of lower-priced securities because the brokerage commissions on a sale of lower-priced securities generally represent a higher percentage of the sales prices than the commissions on relatively higher-priced securities, which may discourage trading in such lower-priced stocks. Moreover, a reduction in outstanding shares would reduce the actual transaction costs imposed on those investors who pay commissions on trades of our Common Stock based on the number of shares actually traded. The combination of lower transaction costs and increased interest from institutional investors and investment funds could ultimately improve the trading liquidity of our Common Stock, which we believe would benefit all stockholders.
Decrease Price Volatility. The Board believes that the intended increase in the stock price as a result of the Reverse Stock Split could decrease price volatility, as currently small changes in the price of Common Stock result in relatively large percentage changes in the stock price.
Certain Risks Associated with the Reverse Stock Split
There can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, including:
•
The Reverse Stock Split may not increase the price of Common Stock. Although the Board expects that the Reverse Stock Split will result in an increase in the price of Common Stock, the effect of the Reverse Stock Split cannot be predicted with certainty. Other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the stock price. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefit described above, that the stock price will increase following the Reverse Stock Split or that the stock price will not decrease in the future.

•
The Reverse Stock Split may decrease the trading market for Common Stock. Because the Reverse Stock Split will reduce the number of shares of Common Stock available in the public market, the trading market for Common Stock may be harmed, particularly if the stock price does not increase as a result of the Reverse Stock Split.

•
The Reverse Stock Split may leave certain shareholders with “odd lots.” The Reverse Stock Split may result in some shareholders owning “odd lots” of fewer than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

You should also keep in mind that the implementation of the Reverse Stock Split does not have an effect on the actual or intrinsic value of our business or a shareholder’s proportional ownership in the Company (subject to the treatment of fractional shares). However, should the overall value of Common Stock decline after the proposed Reverse Stock Split, then the actual or intrinsic value of the shares of Common Stock held by you will also proportionately decrease as a result of the overall decline in value.
The Board considered all of the foregoing factors and determined that seeking shareholder approval for the Reverse Split Proposal is in the best interests of the Company and the shareholders.
If the Reverse Split Proposal is Not Approved
If the Reverse Split Proposal is not approved, the Company may put the Adjournment Proposal to a vote in order to seek time to obtain sufficient votes in support of the Reverse Split Proposal. If the Reverse Split Proposal is not

approved, the Company will abandon the amendment to the Company's Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split. In such case, it could significantly and negatively affect the Company's ability to meet the requirement to have sufficient authorized shares of Common Stock to be issued in connection with the Purchase Agreement and the Sales Agreement. If we do not receive all of the proceeds from the Sales Agreement as well as the proceeds from the Purchase Agreement, we expect that we will likely file for bankruptcy protection.
If the Reverse Split Proposal is Approved
General. If the Reverse Split Proposal is approved and implemented, the principal effects would be that (i) the shares of Common Stock owned by a shareholder would be combined into one share of Common Stock based on the Final Ratio, with any fractional shares being treated as addressed below, and (ii) the total number of issued and outstanding shares of Common Stock would decrease based on the Final Ratio.
The following table contains approximate information, based on share information as of March 27, 2023 (the Record Date), relating to our issued and outstanding shares of Common Stock based on the range of Reverse Stock Split ratios to be authorized by our shareholders, without giving effect to the treatment of fractional shares:
Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued (including Treasury shares)	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Unissued and Unreserved
Pre-Reverse Stock Split	900,000,000	434,636,244	177,784,381	287,579,375
Post-Reverse Stock Split 1:10	900,000,000	43,463,625	17,778,439	838,757,936
Post-Reverse Stock Split 1:15	900,000,000	28,975,750	11,852,293	859,171,957
Post-Reverse Stock Split 1:20	900,000,000	21,731,813	8,889,220	869,378,967
The Reverse Stock Split would be effected simultaneously for all of our Common Stock, and the exchange ratio would be the same for all shares of Common Stock. The Reverse Stock Split would affect all of the holders of our Common Stock uniformly and would not affect any shareholder’s percentage ownership interests in the Company. Proportionate voting rights and other rights of the holders of Common Stock will not be affected by the Reverse Stock Split, other than as a result of the treatment of fractional shares. Common Stock issued pursuant to the Reverse Stock Split would remain fully paid and non-assessable. We will not issue any fractional shares as a result of the Reverse Stock Split and in lieu thereof any shareholders that would otherwise be entitled to receive a fractional share will be entitled to have their post-Reverse Stock Split share amount rounded up to the nearest whole share (which we describe below in the paragraph titled “Fractional Shares”). Each shareholder will hold the same percentage of Common Stock immediately following the Reverse Stock Split as such shareholder held immediately prior to the Reverse Stock Split other than the nominal effect of the treatment of fractional shares.
In addition, the Reverse Stock Split will not itself immediately affect our overall market capitalization, i.e., our market capitalization immediately before the Reverse Stock Split will be the same as immediately after the Reverse Stock Split, except as a result of any rounding up of fractional shares as described below. However, if our trading price increases or declines over time following the Reverse Stock Split, we will have a higher or lower market capitalization depending on that trading price.
Exchange Act and Stock Listing. After the Effective Time, we would continue to be subject to periodic reporting and other requirements of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and the Common Stock would continue to be listed on Nasdaq under the symbol “BBBY.”
New CUSIP Number. After the Effective Time, the post-Reverse Stock Split shares of Common Stock would have a new CUSIP number, which is a number used to identify our equity securities.
Effectiveness of Reverse Stock Split. The Reverse Stock Split, if approved by shareholders, would become effective upon the date determined by the Board and, if required by law or otherwise deemed advisable by the Board, upon the filing of a Certificate of Amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of New York. It is expected that this filing will take place promptly following the Special Meeting, assuming the shareholders approve the Reverse Split Proposal. However, the exact timing of the filing of the Certificate of Amendment will be determined by the Board based on its evaluation as to when such action will be the most advantageous to the Company and our shareholders. In addition, the Board reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to elect not to proceed with the Reverse Split Proposal if, at any time before the Effective Time, the Board, in its sole discretion, determines that it is no longer in our and our shareholders’ best interests to proceed with the Reverse Split Proposal.
Effect on the Company’s Stock Plans. As of March 27, 2023, we reserved approximately 18,183,367 shares of Common Stock in connection with our Plans (as defined below) and equity awards. Under the terms of the Company’s 2012 Incentive Compensation Plan and the Company’s 2018 Incentive Compensation Plan (collectively, the “Plans”), the People, Culture and Compensation Committee of the Board (or another committee or committees of the Board appointed for the purposes of administering the respective Plans (the “Plans Committee”)) or the Board, as applicable depending on the circumstances set forth in the respective Plans, may, in its sole discretion, make equitable adjustments to the Plans in order to prevent dilution or enlargement of the benefits available under the Plans, which may include adjustments to the aggregate number and kind of shares that may be issued under the Plans, the number and kind of shares or other property (including cash) to be issued upon the vesting or exercise of an outstanding awards granted under the Plans and the purchase price thereof (as applicable). In accordance with such provisions in each of the Plans, upon implementation of the Reverse Split Proposal, the People, Culture and Compensation Committee of the Board, the Plans Committee or the Board, as applicable, has determined to make certain equitable adjustments to the number of shares issuable upon the vesting of outstanding restricted stock units, per share exercise price and the number of shares issuable upon the exercise of stock options under the Plans and proportionately adjust the aggregate number of shares reserved for issuance and the aggregate number of shares that may be issued pursuant to incentive stock options based on the Final Ratio determined by the Board. In addition, pursuant to the authority provided under the Plans, the People, Culture and Compensation Committee of the Board, the Plans Committee or the Board, as applicable, is expected to authorize the Company to effect any other changes necessary, desirable or appropriate to give effect to the Reverse Split Proposal, including any applicable technical, conforming changes to our Plans. The Board will also determine the treatment of fractional shares subject to stock options and other outstanding awards under the Plans.
Effect on Authorized but Unissued Shares of Common Stock. Currently, we are authorized in our Amended and Restated Certificate of Incorporation to issue up to a total of 900,000,000 shares of Common Stock. The total number of authorized shares of Common Stock will not change as a result of the Reverse Stock Split. As of March 27, 2023, we had 428,098,624 shares of Common Stock outstanding and 6,537,620 shares of Common Stock held in treasury. As described above, the Reverse Stock Split would have the effect of reducing the number of outstanding shares of Common Stock, the number of shares of Common Stock held in treasury, and the number of shares of Common Stock reserved for issuance pursuant to our stock plans. Therefore, because the total number of authorized shares of Common Stock will not change as a result of the Reverse Stock Split, upon the effectiveness of the Reverse Stock Split, the number of authorized shares of Common Stock that are not issued and outstanding or reserved for issuance would increase. All authorized but unissued shares that are not reserved for issuance would remain available for issuance by the Board for general corporate purposes and issuances pursuant to the Sales Agreement and the Purchase Agreement at any time, at its discretion, without shareholder approval. If the Board were to authorize the issuance of any such shares, such issuances could dilute the ownership interests of holders of Common Stock and may also cause a decline in the trading price of our Common Stock.
Effect on Par Value of Common Stock. The Reverse Stock Split will not affect the par value of Common Stock, which will remain at $0.01.
Effect on Series A Convertible Preferred Stock and Preferred Stock. The Reverse Stock Split will not affect the authorized number or par value of the shares of preferred stock of the Company designated as “Series A Convertible Preferred Stock” (the “Series A Convertible Preferred Stock”), which will remain at 107,901 and $0.01, respectively. If the Reverse Stock Split is effected, the Conversion Price (as defined in the Company’s Certificate of Amendment of the Certificate of Incorporation establishing the Series A Convertible Preferred Stock filed as Exhibit 3.1 to the Current Report on Form 8-K/A filed with the SEC on February 10, 2023) at which shares of our Series A Convertible Preferred Stock may be converted into shares of Common Stock will be proportionally adjusted based on the Final Ratio, subject to our treatment of fractional shares.
The Reverse Stock Split will not affect the authorized number or par value of the shares of preferred stock, which will remain at 1,000,000 and $0.01, respectively.

Effect on Common Stock Warrants. If the Reverse Stock Split is effected, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise of Warrants to Purchase Common Stock into shares of Common Stock. This will result in approximately the same aggregate price being required to be paid under such securities upon exercise or conversion, and approximately the same value of shares of Common Stock being delivered upon such exercise immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares reserved for issuance pursuant to these securities will be proportionately adjusted based on the Final Ratio, subject to our treatment of fractional shares.
Potential Anti-Takeover Effect. This proposal, if adopted and implemented, will result in a relative increase in the number of authorized but unissued shares of Common Stock vis-à-vis the outstanding shares of Common Stock and could, under certain circumstances, have an anti-takeover effect. For example, the issuance of a large block of Common Stock could dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of the Company with another company. However, the Reverse Split Proposal providing for the Reverse Stock Split is not being proposed in response to any effort of which the Company is aware to accumulate shares of Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend to the Board and shareholders a series of amendments to the Company’s Amended and Restated Certificate of Incorporation. Other than the Reverse Split Proposal for the Reverse Stock Split, the Board does not currently contemplate recommending the adoption of any other amendments to the Company’s Amended and Restated Certificate of Incorporation that could be construed to reduce or interfere with the ability of third parties to take over or change the control of the Company.
Fractional Shares. To avoid having any fractional shares of Common Stock (i.e., less than one full share of common stock) outstanding as a result of the Reverse Stock Split, no fractional shares will be issued in connection with the Reverse Stock Split. Instead, we will issue one full share of the post-Reverse Stock Split Common Stock to any shareholder who would have been entitled to receive a fractional share as a result of the process. Each holder of shares of Common Stock will hold the same percentage of the outstanding Common Stock immediately following the Reverse Stock Split as that shareholder did immediately prior to the Reverse Stock Split, except for minor adjustments due to the additional net share fraction that will need to be issued as a result of the treatment of fractional shares.
Effect on Par Value; Reduction in Stated Capital. The Reverse Stock Split will not affect the par value of our Common Stock and preferred stock, which will remain at $0.01 per share of Common Stock and $0.01 per share of preferred stock. As a result, the stated capital on our balance sheet attributable to our Common Stock, which consists of the par value per share of Common Stock multiplied by the aggregate number of shares of Common Stock issued and outstanding, will be reduced in proportion to the Final Ratio selected by the Board. Correspondingly, our additional paid-in capital account, which consists of the difference between our stated capital and the aggregate amount paid to the Company upon issuance of all currently outstanding shares of the Common Stock, will be increased by the amount by which the stated capital is reduced. Our shareholders' equity, in the aggregate, will remain unchanged.
No Going Private Transaction. Notwithstanding the decrease in the number of outstanding shares of Common Stock following the proposed Reverse Stock Split, the Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.
No Appraisal or Dissenter’s Rights. Under New York law, holders of Common Stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Reverse Split Proposal.
Effect on Registered and Beneficial Holders. If the Reverse Stock Split is effected, we intend to treat beneficial holders (i.e., shareholders who hold their shares in “street name” through a bank, broker or other nominee) in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares in “street name.” However, these banks, brokers or other nominees may have different procedures than registered shareholders for processing the Reverse Stock Split. Shareholders who hold shares of our Common Stock with a bank, broker or other nominee and who have questions in this regard are encouraged to contact their banks, brokers or other nominees.
Effect on Registered Book-Entry Holders. Some of our registered shareholders may hold some or all of their shares electronically in book-entry form under the direct registration system for securities. These shareholders do not have stock certificates evidencing their ownership of Common Stock. Instead, they are provided with a statement reflecting the number of shares registered in their accounts. If you hold shares in book-entry form, you do not need to take any action following the Effective Time in order for your shares to be adjusted to reflect the Reverse Stock Split, subject to the treatment of fractional shares, if applicable. If you are entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to your address of record indicating the number of shares you hold following the Effective Time.
Effect on Holders of Certificated Shares of Common Stock. If the Reverse Stock Split is effected, shareholders holding certificated shares (i.e., shares represented by one or more physical stock certificates) will be requested to exchange their old stock certificates (“Old Certificates”) for shares held in book-entry form through the Depository Trust Company's Direct Registration System representing the appropriate number of whole shares of our Common Stock resulting from the Reverse Stock Split, subject to the treatment of fractional shares. Shareholders of record upon the Effective Time of the Reverse Stock Split will be furnished the necessary materials and instructions for the surrender and exchange of their Old Certificates at the appropriate time by our transfer agent, American Stock Transfer & Trust Company, LLC. Shareholders will not have to pay any transfer fee or other fee in connection with such exchange. As soon as practicable after the Effective Time of the Reverse Stock Split, our transfer agent will send a transmittal letter to each shareholder advising such holder of the procedure for surrendering Old Certificates in exchange for new shares held in book-entry form. Your Old Certificates representing pre-Reverse Stock Split shares cannot be used for either transfers or deliveries. Accordingly, you must exchange any Old Certificates in order to effect transfers or deliveries of your shares.
YOU SHOULD NOT SEND YOUR OLD CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE A LETTER OF TRANSMITTAL FROM OUR TRANSFER AGENT.
As soon as practicable after the surrender to our transfer agent of any Old Certificates, together with a properly completed and duly executed transmittal letter and any other documents our transfer agent may specify, our transfer agent will have its records adjusted to reflect that the shares represented by such Old Certificates are held in book-entry form in the name of such person.
Reservation of Right to Abandon the Reverse Split Proposal
The Board reserves the right to abandon the Reverse Split Proposal without further action by our shareholders at any time before the Effective Time, even if shareholders approve such amendment at the Special Meeting. By voting in favor of the Reverse Split Proposal, shareholders are also expressly authorizing the Board to determine not to proceed with, and abandon, the Reverse Split Proposal if it should so decide.
Interests of Directors and Executive Officers
Certain of our officers and directors have an interest in the Reverse Split Proposal as a result of their ownership of shares of Common Stock. However, we do not believe that our officers or directors have interests in the Amendment that are different than or greater than those of any of our other shareholders.
Material U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following discussion is a summary of the material U.S. federal income tax consequences of the proposed Reverse Stock Split to us and to U.S. Holders (as defined below) that hold shares of Common Stock as capital assets for U.S. federal income tax purposes (generally, property held for investment). This discussion is based on the Internal Revenue Code of 1986, as amended, which we refer to as the Code, U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, which we refer to as the IRS, in each case in effect as of the date of this proxy statement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect us or a U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below and there can be no assurance that the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed Reverse Stock Split.
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Common Stock that, for U.S. federal income tax purposes, is or is treated as (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or any other entity or arrangement treated as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S.

federal income tax regardless of its source; or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code ), or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person. This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a U.S. Holder, including the impact of the Medicare contribution tax on net investment income.
In addition, it does not address consequences relevant to U.S. Holders that are subject to special rules, including, without limitation, financial institutions, insurance companies, real estate investment trusts, regulated investment companies, grantor trusts, tax-exempt organizations, dealers or traders in securities, commodities or currencies, shareholders who hold Common Stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes, persons whose functional currency is not the U.S. dollar, or U.S. Holders who actually or constructively own 10% or more of our voting stock.
If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding Common Stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Stock Split to them.
In addition, the following discussion does not address the U.S. federal estate and gift tax, alternative minimum tax, or state, local and non-U.S. tax law consequences of the proposed Reverse Stock Split. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the proposed Reverse Stock Split, whether or not they are in connection with the proposed Reverse Stock Split. This discussion should not be considered as tax or investment advice, and the tax consequences of the proposed Reverse Stock Split may not be the same for all shareholders.
Each shareholder should consult his, her or its own tax advisors concerning the particular U.S. federal tax consequences of the Reverse Stock Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign tax consequences.
Tax Consequences to the Company. The proposed Reverse Stock Split is intended to be treated as a “recapitalization” pursuant to Section 368(a)(1)(E) of the Code. As a result, we should not recognize taxable income, gain or loss in connection with the proposed Reverse Stock Split.
Tax Consequences to U.S. Holders. Assuming the Reverse Stock Split qualifies as a “recapitalization” pursuant to Section 368(a)(1)(E) of the Code, a U.S. Holder generally should not recognize gain or loss upon the proposed Reverse Stock Split for U.S. federal income tax purposes. A U.S. Holder’s aggregate adjusted tax basis in the shares of Common Stock received pursuant to the proposed Reverse Stock Split should equal the aggregate adjusted tax basis of the shares of Common Stock exchanged therefor. The U.S. Holder’s holding period in the shares of Common Stock received pursuant to the proposed Reverse Stock Split should include the holding period in the shares of Common Stock exchanged therefor. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of Common Stock surrendered in a recapitalization to shares received in the recapitalization. U.S. Holders of shares of Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
As noted above, we will not issue fractional shares of Common Stock in connection with the Reverse Stock Split. In certain circumstances, shareholders who would be entitled to receive fractional shares of Common Stock because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of Common Stock to round up to the next whole post-Reverse Stock Split share of Common Stock. The U.S. federal income tax consequences of the receipt of such an additional fraction of a share of Common Stock is not clear.
The U.S. federal income tax discussion set forth above does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular shareholder in light of such shareholder’s circumstances and income tax situation and our view regarding the U.S. federal income tax consequences of the Reverse Stock Split is not binding on the Internal Revenue Service or the courts. Accordingly, we urge you to consult with your own tax advisor with respect to all of the potential U.S. federal, state, local and foreign tax consequences to you of the Reverse Stock Split.
Required Vote
The Reverse Split Proposal requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting.
Recommendation
THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE TO APPROVE THE REVERSE SPLIT PROPOSAL.

PROPOSAL 2
THE ADJOURNMENT PROPOSAL
If at the Special Meeting the number of shares of Common Stock present or represented and voting in favor of the Reverse Split Proposal is insufficient to approve the proposal, our management may move to adjourn the Special Meeting in order to enable the Board to continue to solicit additional proxies in favor of the Reverse Split Proposal. In that event, you will be asked to vote only upon the Adjournment Proposal and not on the Reverse Split Proposal.
In this proposal, we are asking you to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning the Special Meeting. If our shareholders approve the Adjournment Proposal, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Reverse Split Proposal, including the solicitation of proxies from shareholders that have previously voted against the proposal. Among other things, approval of the Adjournment Proposal could mean that, even if proxies representing a sufficient number of votes against the Reverse Split Proposal have been received, we could adjourn the Special Meeting without a vote on the Reverse Split Proposal and seek to convince the holders of those shares to change their votes to votes in favor of the approval of the Reverse Split Proposal.
Required Vote
Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting by the holders of Common Stock entitled to vote at the Special Meeting.
Recommendation
THE BOARD RECOMMENDS A VOTE “FOR” THE ADJOURNMENT PROPOSAL.

VOTING SECURITIES AND PRINCIPAL HOLDERS
The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock as of March 27, 2023 by (i) each person or group of affiliated persons known by us to beneficially own more than 5% of Common Stock; (ii) our named executive officers; (iii) each of our directors and nominees for director; and (iv) all of our directors and executive officers as a group. Ownership data with respect to our institutional shareholders is based upon information publicly available as described in the footnotes below.
The following table gives effect to the shares of Common Stock issuable within 60 days of March 27, 2023 upon the exercise of all awards and other rights beneficially owned by the indicated shareholders on that date. Beneficial ownership is determined in accordance with Rule 13d-3 promulgated under Section 13 of the Exchange Act, and includes voting and investment power with respect to shares. Percentage of beneficial ownership is based on 428,098,624 shares of Common Stock outstanding at March 27, 2023. Except as otherwise noted below, each person or entity named in the following table has sole voting and investment power with respect to all shares of Common Stock that he, she or it beneficially owns.
Unless otherwise indicated, the address of each beneficial owner listed below is c/o Bed Bath & Beyond Inc., 650 Liberty Avenue, Union, New Jersey 07083.
Name	Position	Number of Shares of Common Stock Beneficially Owned and Percent of Class
BlackRock, Inc.		12,332,491(1)	2.9%
The Vanguard Group		8,572,118(2)	2.0%
Sue E. Gove	President & Chief Executive Officer and Director	115,179(3)	*
Laura Crossen	Senior Vice President of Finance & Chief Accounting Officer	18,371(4)	*
Harriet Edelman	Director	73,789	*
Jeffrey A. Kirwan	Director	85,496	*
Shelly Lombard	Director	40,000	*
Joshua E. Schechter	Director	77,128	*
Minesh Shah	Director	42,041	*
Andrea M. Weiss	Director	69,137	*
Ann Yerger	Director	79,465	*
Carol Flaton	Director	—	*
All Directors and Executive Officers as a Group		652,194	*
*	Less than 1% of our outstanding Common Stock.
(1)
Information regarding BlackRock, Inc. was obtained from a Schedule 13G filed with the SEC on January 26, 2023 by BlackRock, Inc. The Schedule 13G states that BlackRock, Inc. has sole voting power of 12,230,331 shares of Common Stock and sole dispositive power of 12,332,491 shares of Common Stock. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(2)
Information regarding The Vanguard Group was obtained from a Schedule 13G filed with the SEC on February 9, 2023 by The Vanguard Group. The Schedule 13G states that The Vanguard Group has 0 sole voting power of shares of Common Stock, shared voting power of 110,283 shares of Common Stock, sole dispositive power of 8,405,735 shares of Common Stock and shared dispositive power of 166,383 shares of Common Stock. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(3)	The shares reported as being owned by Ms. Gove are owned by her individually.
(4)	The shares reported as being owned by Ms. Crossen are owned by her individually.

HOUSEHOLDING OF PROXY MATERIALS
Unless we have received contrary instructions, we are mailing one copy of the proxy materials (other than the proxy card) to record holders who have the same address and last name. Such record holders will continue to receive separate proxy cards. We refer to this practice as householding.
If you are a record holder who participates in householding and wish to receive separate copies of the proxy materials for the Special Meeting, then please contact the Company’s Investor Relations Department at 650 Liberty Avenue, Union, New Jersey 07083, or email ir@bedbath.com. We will promptly deliver separate copies of the proxy materials for the Special Meeting upon receiving your request.
If you are a record holder who is eligible for householding and do not currently participate in the program but would like to, then please contact Investor Relations at the address or email address indicated above.
If you are a beneficial owner, then please contact your stockbroker, bank or other holder of record to receive one or more separate copies of the proxy materials.
OTHER MATTERS
According to our Amended and Restated Bylaws, no matters may properly be brought before the Special Meeting, except as specified in the Notice of Special Meeting of Shareholders.
If you have questions about how to vote or direct a vote in respect of your shares or about the proposals, or if you need additional copies of the proxy statement or proxy card, you may contact Innisfree M&A Incorporated at:
Innisfree M&A Incorporated
Stockholders may call toll free: (877) 800-5192
Banks and Brokers may call collect: (212) 750-5833
You may also contact us at:
Bed Bath & Beyond Inc.
650 Liberty Avenue, Union,
New Jersey 07083
Attention: Investor Relations Dept.
Email: ir@bedbath.com
These documents are also available in the Investor Relations section of our website at www.bedbathandbeyond.com.

ANNEX A
FORM OF CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
BED BATH & BEYOND INC.
Under Section 805 of the Business Corporation Law
FIRST: The current name of the corporation is: BED BATH & BEYOND INC.
If the name of the corporation has been previously changed, the name under which it was originally formed is: B & B Textile Corporation.
SECOND: The date of the filing of the certificate of incorporation with the Department of State is: October 5, 1971.
THIRD: The amendment effected by this certificate of amendment is as follows:
Paragraph Fifth of the Certificate of Incorporation relating to: a combination of the Corporation's Common Stock, $0.01 par value (the “Common Stock”), pursuant to a reverse stock split (the “Reverse Stock Split”) to be effected by means of a one-share-for-[number to be determined from 10 to 20]-share combination of its shares of Common Stock issued shares. Immediately prior to the Reverse Stock Split, the Corporation had [•] issued shares of Common Stock. Upon the effectiveness of the Reverse Stock Split, disregarding the treatment of fractional shares described below, there will be [•] shares of Common Stock issued. Immediately prior to the Reverse Stock Split, the number of authorized but unissued shares of Common Stock was [•]. Upon the effectiveness of the Reverse Stock Split, disregarding the treatment of fractional shares described below resulting from the Reverse Stock Split, there will be [•] authorized but unissued shares of Common Stock.
The presently authorized shares of Common Stock of 900,000,000 and the $0.01 par value of the Common Stock, respectively, are remaining unchanged. The presently authorized shares of Preferred Stock of 1,000,000 and the $0.01 par value of the Preferred Stock, respectively, are remaining unchanged.
is amended to read in its entirety as follows:
“FIFTH: (a) Upon the filing of this Certificate of Amendment with the Department of State of the State of New York (the “Effective Time”), each [number to be determined from 10 to 20] shares of Common Stock issued immediately prior to the Effective Time shall be reclassified and combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the corporation or any holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No fractional interest in a share of Common Stock shall be deliverable upon the Reverse Stock Split. Shareholders who otherwise would be entitled to receive fractional shares of Common Stock because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will be entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share. Each certificate that immediately prior thereto represented shares of Common Stock (“Old Certificate”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional share interests as described above. The 900,000,000 presently authorized shares of the corporation’s Common Stock, and the $.01 par value per share of the corporation’s Common Stock, are remaining unchanged. The 1,000,000 presently authorized shares of the corporation’s Preferred Stock, and the $0.01 par value per share of the corporation’s Preferred Stock, are remaining unchanged.
(b) No shareholder of this corporation shall, by reason of his holding of Common Stock, have any preemptive or preferential right to purchase or subscribe to any shares of stock of this corporation now or hereafter authorized, or any notes, debentures, bonds or other securities convertible into or carrying options, warrants or other rights to purchase shares now or hereafter authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend rights of such shareholder, other than such rights, if any, as the Board of Directors in its discretion, from time to time, may grant, and at such price as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of stock of this corporation, or any notes, debentures, bonds or other securities convertible into or carrying options, warrants or other rights to purchase shares of stock, without offering any such shares of stock or other securities or rights, either in whole or in part, to the existing shareholders of the corporation.”
A-1

FOURTH: The Certificate of Amendment was authorized by:
the vote of the Board of Directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.
Sue E. Gove
(Signature)	(Name of Signer)

President and Chief Executive Officer
(Title of Signer)
A-2

PRELIMINARY - SUBJECT TO COMPLETION

BED BATH & BEYOND

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on [ ], 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/2023SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on [ ], 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V06174-TBD

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

BED BATH & BEYOND INC.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

SIGN, DATE AND MAIL YOUR PROXY TODAY, UNLESS YOU HAVE VOTED BY INTERNET OR TELEPHONE.

IF YOU HAVE NOT VOTED BY INTERNET OR TELEPHONE, PLEASE DATE, MARK, SIGN AND RETURN THIS PROXY PROMPTLY. YOUR VOTE MUST BE RECEIVED NO LATER THAN 11:59 P.M. EDT, [ ], 2023, TO BE INCLUDED IN THE VOTING RESULTS.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice of Meeting and Proxy Statement is available at www.proxyvote.com

V06175-TBD

PRELIMINARY - SUBJECT TO COMPLETION

PROXY CARD

BED BATH & BEYOND INC.

SPECIAL MEETING OF SHAREHOLDERS [ ], 2023, [ ] EDT

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Sue Gove and David Kastin, or any one of them, acting singly, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of common stock of Bed Bath & Beyond Inc. held of record by the undersigned at the close of business on March 27, 2023, at the Special Meeting of Shareholders to be held on [ ], 2023, or any adjournment thereof.

IF YOU ARE A SHAREHOLDER OF RECORD, THIS PROXY, IF PROPERLY EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED ON THE REVERSE SIDE. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE.